UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

Bluerock Residential Growth REIT, Inc. (the “Company”) is filing this Current Report on Form 8-K to include the disclosure below as part of the prospectus relating to the offer and sale of shares of the Company’s Series B Redeemable Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of the Company’s Class A common stock, par value $0.01 per share (the “Offering”) pursuant to a final prospectus supplement (the “Final Prospectus Supplement”), dated November 15, 2017, which forms a part of the Company’s registration statement on Form S-3 (File No. 333-208956), or the Registration Statement, which was declared effective by the Securities and Exchange Commission on January 29, 2016.

The following paragraph is hereby added as the last paragraph under the caption “PLAN OF DISTRIBUTION – Compensation of Dealer Manager and Participating Broker-Dealers.”

Any reductions in selling commission and corresponding reductions in public offering price per Unit will be made in the manner represented by the table set forth below:

Selling Commission	Public Offering Price Per Unit
7.0%	$1000.00
6.5%	$995.00
6.0%	$990.00
5.5%	$985.00
5.0%	$980.00
4.5%	$975.00
4.0%	$970.00
3.5%	$965.00
3.0%	$960.00
2.5%	$955.00
2.0%	$950.00
1.5%	$945.00
1.0%	$940.00
0.5%	$935.00
0.0%	$930.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: March 19, 2018	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Financial Officer and Treasurer